SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                 FORM 8-K

                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): September 1, 1998


                         Lyric International, Inc.
                 ___________________________________________
         (Exact name of registrant as specified in its charter)


        Colorado                     0-09800                   75-1711324

(State or other jurisdiction     (Commission File           (IRS Employer
       of incorporation)             Number)             Identification No.)


             16901 Dallas Parkway, #111, Dallas, Texas   75248
             (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code:  (972) 713-7163


ITEM 2.  Acquisition or Disposition of Assets

     On September 1, 1998, Lyric International, Inc. ("Lyric") acquired all of the outstanding shares of common stock of Woodman Enterprises, Inc. ("WEI") in exchange for 5,000 shares of Lyric's $100 par value Series B Preferred Stock. WEI is a company primarily engaged in the business of leasing equipment used to service and maintain oil and gas drilling equipment. WEI also leases equipment used for the secondary recovery of oil and gas. Lyric plans to continue to use the property and equipment of WEI in operations that are the same as the operations in which WEI currently is engaged.

     Lyric determined the amount of consideration paid for WEI based on the book value of the assets of WEI. WEI was a wholly owned subsidiary of Redbank Petroleum, Inc., a corporation which is owned 50 percent by Warren Donohue, a director and officer of Lyric, and 50 percent by Brent Wagman, a former officer and director of Lyric.

     Any necessary financial statements concerning Lyric's acquisition of WEI will be filed by an amendment to this report on or before November 13, 1998.

                                    # # #

     This report may contain forward-looking statements regarding Lyric International, Inc.'s future plans based on assumptions that Lyric believes to be reasonable. A number of risks and uncertainties could cause actual results to differ materially from these statements, including without limitation, the timeliness of development activities, fluctuations in oil and gas prices, and other risk factors described from time to time in Lyric's reports filed with the Securities and Exchange Commission. In addition, Lyric operates in an industry in which security values are volatile and may be influenced by economic and other factors beyond Lyric's control.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 1998               LYRIC INTERNATIONAL, INC.



                                       By: /s/ Michael G. Maguire
                                           _____________________________
                                           Michael G. Maguire, President